SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: October 29, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

   National Grid Merger Update
   ---------------------------

   As previously reported, in connection with the merger of New England Electric System (NEES) and The National Grid Group plc (National Grid), NEES and National Grid filed for merger approval with the Nuclear Regulatory Commission (NRC) associated with the minority ownership interests of a NEES subsidiary in six nuclear plants. On July 20, 1999, three subsidiaries of Northeast Utilities (NU, the lead owner of two of the nuclear plants) filed a request for hearing with the NRC raising issues with respect to foreign ownership and whether the NEES subsidiary will continue to meet the financial qualifications standards under the Atomic Energy Act.

   On October 21, 1999, the NRC granted the request for a hearing on these two issues and directed NEES, National Grid, and the Northeast Utilities subsidiaries to confer promptly on whether this proceeding could be settled without the need for a hearing.

   On October 29, 1999, NEES, National Grid, and the NU subsidiaries notified the NRC that an agreement in principle had been negotiated with respect to these issues. As part of this agreement, the NU subsidiaries have agreed to withdraw their petitions for intervention and hearing. Once the NRC grants the withdrawal and dismisses the hearing, NEES and National Grid anticipate that remaining regulatory approvals of the merger from the NRC and the Securities and Exchange Commission will be obtained in a time frame that will allow the merger to be completed by early 2000.

   Millstone 3 Update
   ------------------

   As previously reported, in August 1997, NEES subsidiary New England Power Company (NEP) sued NU in Massachusetts Superior
Court for damages caused by the shutdown of Millstone 3.   NEP
also sent a demand for arbitration to subsidiaries of NU, seeking damages for the same shutdown under an agreement with the Company and others regarding the operation and ownership of Millstone 3.

   On October 29, 1999, NEP, NU, and the NU subsidiaries reached an agreement in principle to settle the litigation and arbitration described in the preceding paragraph. The proposed settlement would involve the payment of fixed and contingent amounts to NEP, as well as an agreement by NU to include NEP's Millstone interest when NU sells its Millstone interest at auction. The settlement is subject to the execution of a definitive agreement.

   Amounts received pursuant to the proposed settlement will, after reimbursement of NEP's net investment in the unit and transaction costs, be credited to customers.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                              s/Michael E. Jesanis


                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: October 29, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.